Exhibit 99.1

Revance Expands Botulinum Toxin Assets by Acquiring Intellectual Property (IP) Portfolio
- Portfolio covers diverse and novel indications, compositions and formulations -
- Acquisition expands IP rights into inflammation, pain, dermatologic and neurologic disorders-

NEWARK, Calif., June 2, 2016 - Revance Therapeutics, Inc. (NASDAQ:RVNC), a biotechnology company developing botulinum toxin products for use in aesthetic and therapeutic indications, today announced that it expanded its botulinum toxin-related assets by acquiring a portfolio of botulinum toxin-related patents and patent applications. The portfolio, acquired from Botulinum Toxin Research Associates, Inc. (BTRX), of Quincy Massachusetts, covers novel formulations and diverse therapeutic indications, including inflammation, pain, neurological and mood/depression. With the acquisition of more than 70 additional patents and patent applications, Revance’s patent portfolio now exceeds 330, and is one of the largest patent portfolios in the neuromodulation field. Terms of the acquisition include a $2 million upfront payment to BTRX, plus potential milestone payments on future sales and other clinical and regulatory events.

“Acquiring BTRX’s patent portfolio enhances our ability to develop and commercialize new indications for Revance’s unique daxibotulinumtoxinA product candidates,” said Dan Browne, President and Chief Executive Officer of Revance. “It’s worth noting that Dr. Gary Borodic has been a major contributor to BTRX, and has been instrumental in demonstrating the clinical effectiveness of botulinum toxin and greatly enhancing the understanding of its mechanism of action. Dr. Borodic is a Surgeon in Ophthalmology at the Massachusetts Eye and Ear Infirmary and an Assistant Professor at the Harvard Medical School. He has been a member of the American Society of Ophthalmic Plastic and Reconstructive Surgeons for over 25 years.”
“Revance is quickly advancing one of the most differentiated and versatile pipelines of neurotoxin drug product candidates for advancing patient care,” Dr. Borodic commented. “Revance has the potential to transform and substantially broaden the use of botulinum toxin. I am pleased the company shares my long-standing passion and commitment to develop new uses for the neurotoxin platform.”
About Revance Therapeutics, Inc.
Revance, a Silicon Valley-based biotechnology company, is committed to the advancement of remarkable science. The company is developing a portfolio of products for aesthetic medicine and underserved therapeutic specialties, including dermatology and neurology. Revance’s trajectory to commercial success begins with the company’s novel and proprietary TransMTS® carrier-peptide delivery system, which is uniquely designed to target and transport macromolecules to their desired location.

Revance’s journey to market starts with the neurotoxin daxibotulinumtoxinA, the company’s highly purified botulinum toxin type A. The TransMTS technology is used in the delivery of botulinum toxin through two novel drug product candidates: DaxibotulinumtoxinA Topical Gel (RT001) which permits needle-free application, and DaxibotulinumtoxinA for Injection (RT002), which is designed to enable targeted administration and long-lasting effect.

Revance is developing RT001 and RT002 for a broad spectrum of aesthetic and therapeutic indications, including facial wrinkles, excessive sweating and muscle movement disorders. The company holds worldwide rights for all indications of RT001, RT002 and the TransMTS technology platform. Beyond botulinum toxin, Revance believes the TransMTS technology can be applied to transdermal, mid-dermal or deep tissue delivery of a variety of other macromolecules. More information on Revance can be found at www.revance.com.

"Revance Therapeutics", TransMTS®, “Remarkable Science Changes Everything”, and the Revance logo are registered trademarks of Revance Therapeutics, Inc.
Revance R&D Pipeline

	Preclinical	Phase 1	Phase 2	Phase 3
AESTHETICS
RT001 Topical Gel Lateral Canthal Lines

RT002 Injectable Glabellar Lines

Other Aesthetic Indications

THERAPEUTICS
RT001 Topical Gel Hyperhidrosis

RT002 Injectable Cervical Dystonia

Other Therapeutic Indications

Forward-Looking Statements
This press release contains forward-looking statements, including statements related to the BTRX IP portfolio, its potential impact on Revance Therapeutic’s business and development treatment indications and product candidates, the process and timing of, and Revance Therapeutics' ability to complete, current and anticipated future clinical development of our investigational drug product candidates, including but not limited to initiation and design of clinical studies for current and future indications, related results and reporting of such results; statements about our business strategy, timeline and other goals and market for our anticipated products, plans and prospects; and statements about our ability to obtain regulatory approval; and potential benefits of our drug product candidates and our technologies.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our expectations. These risks and uncertainties include, but are not limited to: the outcome, cost, and timing of our product development activities and clinical trials; the uncertain clinical development process, including the risk that clinical trials may not have an effective design or generate positive results; our ability to obtain and maintain regulatory approval of our drug product candidates; our ability to obtain funding for our operations; our plans to research, develop, and commercialize our drug product candidates; our ability to achieve market acceptance of our drug product candidates; unanticipated costs or delays in research, development, and commercialization efforts; the applicability of clinical study results to actual outcomes; the size and growth potential of the markets for our drug product candidates; our ability to successfully commercialize our drug product candidates and the timing of commercialization activities; the rate and degree of market acceptance of our drug product candidates; our ability to develop sales and marketing capabilities; the accuracy of our estimates regarding expenses, future revenues, capital requirements and needs for financing; our ability to continue obtaining and maintaining intellectual property protection for our drug product candidates; and other risks. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release may be found in Revance's periodic filings with the Securities and Exchange Commission (the "SEC"), including factors described in the section entitled "Risk Factors" of our annual report on Form 10-K filed March 4, 2016 and quarterly report on Form 10-Q filed May 10, 2016. These forward-

looking statements speak only as of the date hereof. Revance disclaims any obligation to update these forward-looking statements.
Contacts

Investors:
Revance Therapeutics
Jeanie Herbert
(714) 325-3584
jherbert@revance.com

Burns McClellan
Ami Bavishi
212-213-0006
abavishi@burnsmc.com

Trade Media:
Nadine Tosk
504.453.8344
nadinepr@gmail.com

Source: Revance Therapeutics, Inc.